UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 17, 2015

Dominion Resources, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant's Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2015, the Board of Directors (the "Board") of Dominion Resources, Inc. ("Dominion") approved changes to Dominion's Amended and Restated Bylaws, effective as of December 17, 2015 (as amended and restated, the "Bylaws"), to implement proxy access.

Article XII now permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of Dominion's outstanding common stock continuously for at least three years, to nominate and include in Dominion's annual meeting proxy materials director candidates to occupy up to two or 20% of the Board seats (whichever is greater), provided that such shareholder or group of shareholders satisfies the requirements set forth in Article XII.

The foregoing is a brief description of the amendment to Dominion's Bylaws and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws which are filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit
3.1	Bylaws, amended and restated, effective December 17, 2015

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/Carter M. Reid
Carter M. Reid Senior Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Date:  December 17, 2015